Exhibit 10.3

AMENDMENT NUMBER 4 TO EMPLOYMENT AGREEMENT DATED JULY 28, 2011

BETWEEN CORNERWORLD CORPORATION AND SCOTT N. BECK

WITNESSETH:

WHEREAS, on July 28, 2011, CornerWorld Corporation and its Chief Executive Officer, Scott N. Beck (collectively the “Parties”) entered into an employment agreement (the “Agreement”) and, unless otherwise noted, all capitalized terms have the identical meaning as defined in the Agreement.

WHEREAS, on December 15, 2011, the Parties amended the Agreement.

WHEREAS, on July 28, 2012, the Parties amended the Agreement.

WHEREAS, on July 28, 2013, the Parties amended the Agreement.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter contained, and for other good and valuable consideration, notwithstanding any provisions of the Agreement to the contrary, the Parties hereto hereby agree to the following:

Item 1(b) has been replaced in its entirety to read as follows:

b. Salary.  Upon commencement of employment, Employee’s annual base salary (“Base Salary”) shall be $250,000. Employee shall be paid on a bi-monthly basis in accordance with the Company’s normal payroll practices. The Base Salary shall not decrease at any time during the Initial Term of this Agreement. Thereafter, any adjustments to Employee’s annual Base Salary shall be within the sole discretion of the Board of Directors.

Item 1(c), Annual Equity Award, has been deleted in its entirety.

By:  /s/ Scott N. Beck

Scott N. Beck

An individual

CORNERWORLD CORPORATION

By:  /s/ Marc Blumberg

Marc Blumberg

Director